Exhibit 99.1

AGBA Group, one of Nasdaq’s top 10 best-performing stocks for 2024, further cements strategic partnership with Yorkville

LOS ANGELES, July 05, 2024 (GLOBE NEWSWIRE) -- NASDAQ-listed, AGBA Group Holding Limited (“AGBA” or the “Company” or the “Group”), entered into an Amended and Restated Standby Equity Purchase Agreement (“A&R SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”), and Triller.

This development marks another important milestone as the merger of AGBA and Triller enters its final phase of completion. It also further cements the strategic relationship between AGBA and Yorkville, a leading global investment fund providing growth and acquisition capital to public companies.

The revised arrangement is a vote of confidence and widens the range of financing and capital solutions available to AGBA as it works towards the successful completion of the merger with Triller and lays the foundation for the future growth of the combined company.

In another sign of investor confidence in the prospects of the Company, AGBA is proud to share that it has been listed by FORBES as one of the top 10 best-performing stocks in 2024 (through June 15 for assessing performance) traded on Nasdaq. This recognition is a testament to AGBA’s commitment to delivering value to its shareholders and the strong outlook for continued success.

Mr. Wing-Fai Ng, Group President of AGBA Group Holding Limited stated, “Our strategic partnership with Yorkville gives us valuable flexibility and access to capital. The partnership aligns with our objectives of strategic capital raising and gradually increases the liquidity of our shares over time. We will continue to also explore other capital market opportunities and funding sources as we grow our business and expand our horizons. There are many more exciting developments ahead. Our team is getting close to releasing Triller’s next-generation social media and entertainment ecosystem for creators and users, which will establish a new standard in the industry. Our team is also close to finalizing a new strategic plan, which we will execute with the world-class talent that is set to join our Triller team.”

Clear Street acted as advisor and exclusive placement agent for the Company on the financing.

For more details, please refer to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2024. The latest press release is available on the company’s website, please visit www.agba.com/ir

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About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

About Yorkville

Yorkville Advisors is a global registered investment manager to a number of private investment funds. Yorkville invests funds’ capital through customized structured debt and equity investments. Yorkville’s investment criteria focus on management teams, business fundamentals, and stock trading metrics. Yorkville funds have broad investment mandates across many sectors and geographies. Yorkville funds are often the sole investor in a capital raise, allowing for a controlled and disciplined exit strategy. Yorkville’s team has been providing growth and acquisition capital to public companies since 2001.

Investor Relations and Media Contact:

Ms. Bethany Lai media@agba.com/ ir@agba.com +852 5529 4500
Social Media Channels: agbagroup LinkedIn | Twitter | Instagram | Facebook | YouTube

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.